EXHIBIT 16
                                                                      ----------

                                                              GRANT THORNTON LLP
February 22, 2000


SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


Re:  CDKNET.COM, INC.
     File No. 000-27587


Dear Sir or Madam:

We have read the first paragraph of Item 5 in the Form 10-Q of CDKNET.COM, INC. dated February 14, 2000 and agree with the statements contained therein.



Very truly yours,

/s/ Grant Thornton LLP
GRANT THORNTON LLP